EXHIBIT 10.7

                                PROMISSORY NOTE

August 1, 1995                                                 $475,000.00

     The undersigned ("Maker") promises to pay to the order of Fantasy-BlankeBaer Corporation ("Lender") at 433 East Michigan Street, Milwaukee, WI 53202, Attention: Stephen C. Raymonds, the principal amount of Four Hundred Seventy-Five Thousand Dollars ($475,000) plus interest at the rate of seven percentage points (7.0%) per annum.

     Maker shall repay this Note as follows:

       (1) Monthly payments of interest in the amount of $2,770.83 each commencing on 9/1/95 and on the first day of each month thereafter to and including 2/1/97;

       (2) Monthly payments of principal and interest in the amount of $3,682.67 each commencing on 3/1/97 and on the first day of each month thereafter to and including 7/1/98;

       (3) A final payment of all outstanding principal and accrued but unpaid interest on 8/1/98.

     If any payment is not paid within five days after it becomes due and after five (5) days written demand therefore by Lender to Maker, or if there is an Event of Default (as defined in the Real Estate Mortgage of even date executed by Maker in favor of Lender) (in either case, an "Event of Default"), the unpaid balance shall, at the option of the Lender and without further notice, mature and immediately become due and payable.

     This Note is secured by all existing and future security agreements, assignments, collateral pledge agreements and mortgages between the Lender and Maker, and the lien in any credit balance or other money now or hereafter owed Maker by Lender, and, in addition, Maker agrees that Lender may at any time after an occurrence of an Event of Default without notice or demand, set off against such credit balance or other money any amount unpaid under this Note.

     Without affecting the liability of Maker, the Lender may without notice renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note or agree not to sue any party liable on it.

     Maker agrees to pay all costs of collection, including reasonable attorneys fees, and waive presentment, protest, demand and notice of dishonor.

     This Note may be prepaid in full or in part at any time without penalty. In the event of partial payments, such amounts shall be applied to principal installments in the inverse order in which they are due and shall not defer any succeeding installments or principal or interest unless Lender agrees otherwise in writing.

     Maker shall pay a late fee equal to two percent (2%) of any payment not made within five days after it becomes due.

     This Note shall be construed and enforced in accordance with the laws of the State of Wisconsin.

     This Note is the Note referred to in the Real Estate Mortgage. Reference is made to the Real Estate Mortgage for terms and conditions bearing on this Note.

                                                THE FRESH JUICE COMPANY

                                                By: /s/ Steven Smith
                                                    ----------------------------
                                                Title: President